Exhibit 99.1

An IP - driven battery recycling technology company May 2025 Ace Green Recycling, Inc.

This presentation contains statements regarding Ace Green Recycling, Inc. (“Ace Green”), with whom Athena Technology Acquisition Corp. II (“Athena”) has entered into a business combination agreement to consummate a business combination (the “Business Combination”), and other matters that are forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward - looking statements can be identified by words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “strategy,” “will,” “intend,” “may” and other similar expressions or the negative of such words or expressions. Statements in this presentation concerning (i) Athena’s or Ace Green’s expected future financial position, business strategy, production capacity, competitive positions, growth opportunities, plans and objectives of management and (ii) the expected benefits of the Business Combination, together with other statements that are not historical facts, are forward - looking statements that are estimates reflecting management’s best judgment based upon currently available information. Such forward - looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward - looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Athena and Ace Green are unable to predict or control, that may cause actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward - looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to: • Ace Green has a limited operating history at scale and is developing a flagship and new facility in the United States; scaling up its operations and expansion in the U.S. may carry uncertainties and pose liquidity risks to Ace Green; • Ace Green may not be able to secure adequate capital to execute its business plan; • If Ace Green is unable to overcome the workforce and engineering challenges arising from scaling up production from its existing capacities, it may not succeed in executing its growth and expansion plans; • Successful or timely implementation of Ace Green’s planned U.S. facility may be delayed due to licensing or regulatory issues; • A large portion of Ace Green’s profit is derived from a relatively small number of major customers, and its business, financial condition, and results of operations could be materially and adversely affected if its key customers fail to meet their contractual obligations; • Prices for recovered materials are subject to global market fluctuations and price instability may negatively impact Ace Green’s financial performance; • Ace Green relies on third - party vendors for key machineries and failure to acquire and maintain them may adversely disrupt its operations; • A decline in green energy adoption may inhibit future recycling opportunities and may result in decreased demand for Ace Green’s products; • Ace Green’s proprietary know - how may be rivaled by competitors, which may erode the technological edge it has established; • Unfavorable economic or geopolitical conditions could constrain Ace Green’s expansion, inhibit its further growth and otherwise have a material adverse effect its business, results of operations, prospects and financial condition; • Athena and Ace Green may not obtain the requisite stockholder approvals for the Business Combination; • Nasdaq may not list the common stock of the surviving company following the Business Combination, which could limit investors’ ability to effect transactions following the Business Combination; • An event, change or other circumstance could result in the termination of the Business Combination; • A condition to the closing of the Business Combination may not be satisfied; • There may be delays in completing the Business Combination; • Any announcement or news coverage relating to the Business Combination could have adverse effects on the market price of Athena common stock or Ace Green common stock; • The risk of litigation related to the merger; and • Other risks and uncertainties identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of Athena’s most recent Annual Report on Form 10 - K and its subsequent Quarterly Reports on Form 10 - Q, and other risks as identified from time to time in its Securities and Exchange Commission (“SEC”) reports. All of the forward - looking statements Ace Green and Athena make in or in connection with this presentation are qualified by the information contained or incorporated by reference in a registration statement filed by Athena and Ace Green on Form S - 4, which includes a proxy statement and a prospectus, to register the shares of Athena stock that will be issued to Ace Green’s stockholders (the “Registration Statement”). For additional information, see the sections entitled “Risk Factors” and “Where You Can Find More Information” beginning on pages 17 and 189, respectively, of the Registration Statement. Forward - looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, neither Athena nor Ace Green undertakes any obligation to publicly update or revise any forward - looking statement, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward - looking statements which speak only as of the date hereof. 2 CAUTIONARY STATEMENT REGARDING FORWARD - LOOKING STATEMENTS

3 Legal Disclaimers NO OFFER OR SOLICITATION This presentation is not intended to be, and shall not constitute, an offer to buy, subscribe for or sell or the solicitation of an offer to buy, subscribe for or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. IMPORTANT ADDITIONAL INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND WHERE TO FIND IT This presentation is being made available in connection with the Business Combination between Athena and Ace Green. In connection with the proposed Business Combination, on April 30, 2025 Athena and Ace Green filed with the SEC a registration statement on Form S - 4 including therein a proxy statement and prospectus (File No. 333 - 286836). INVESTORS ARE URGED TO READ IN THEIR ENTIRETY THE REGISTRATION STATEMENT REGARDING THE TRANSACTION THAT HAS BEEN FILED AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. A free copy of the Registration Statement, as well as other filings containing information about Athena, may be obtained at the SEC’s website ( http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Athena by calling (970) 925 - 1572. PARTICIPANTS IN THE SOLICITATION Athena, Ace Green and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its respective stockholders in respect of the proposed transactions contemplated by the Registration Statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Athena in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the Registration Statement filed with the SEC. Information regarding Athena’s directors and executive officers is or will be contained in its Annual Report on Form 10 - K for the year ended December 31, 2024, which is filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Registration Statement and other relevant materials filed or to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and security holders should read the Registration Statement carefully before making any voting or investment decisions. You may obtain free copies of any of the documents referenced herein from using the sources indicated above.

Investment Highlights: Leading the green battery recycling revolution

Proven Commercial Technology

- Commercial recycler of lead and lithium batteries enabling a domestic supply chain and the retention of critical metals and materials
- 4.7 million lbs processed with superior recovery rates (up to 99% lead recovery rate)
- IP portfolio with 108 patent filings

Compelling Environmental & Economic Advantages

- Compliance with current EPA requirements; environmental credentials support stricter future regulatory requirements
- Zero Scope 1 carbon emissions, zero toxic waste for both lead and lithium recycling

Ace's Texas Flagship Facility

- Texas facility positioned to be first large-scale GREENLEAD® (Phase I) and LFP recycling (Phase II) facility in the U.S.
- Feedstock agreements covering over 2x Phase I capacity with long-term offtake and tolling agreements in place
- Strategically located near key customers and direct rail access/logistics infrastructure

Supportive Political & Economic Tailwinds

- National security, economic, and sustainable initiatives have globalized the refinement of feedstock and battery production away from traditional sources in Asia
- Aligns with U.S. focus on prioritizing domestic supply chain and manufacturing

Clear Path to Scalable Revenue

- $24.1 million in FY 2024 with three established revenue streams
- Modular design enables rapid, capital-efficient scaling with up to 40% lower CapEx vs. traditional methods
- Lower minimum viable plant size, 5,000 MT vs 20,000+ MT
- Licensing & JV partnerships spurred recurring revenue streams through proprietary chemicals

Experienced Management & Strong Partnerships

- Leadership team with 100+ years combined industry experience
- Strong capabilities with 44+ technologists & industry professionals
- Global network of strategic partners including Glencore, Olympic Metals, ACME, STC & others

ACE Green Recycling

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5 domestic supply chains for recycled battery materials Supporting environmentally and economically sustainable

Ace Green Recycling – Recycling lead and lithium (LFP) batteries

Company	• Green battery recycler recapturing critical materials from: – Lead batteries – Lithium batteries with focus on Lithium Ferro Phosphate (LFP) • Utilize a modular, fully-electrified technology with zero Scope 1 carbon emissions, zero toxic water and solid waste
Business Model	• Operate solely-owned recycling facilities (U.S. and large markets) • Joint ventures (JV) and licensing (small to mid-size markets) • Supply chain and service contracts: – Proprietary chemical mix through long-term contracts – Trade, source, and supply battery feedstock, black mass, and battery materials
Our Facilities	• Texas lead and LFP facility (solely owned, in permitting) • India LFP facility (solely-owned, operating pilot facility) • Taiwan lead facility (licensing, commercially operating) • Armenia and Georgia lead and lithium facilities (licensing, in development)
Headquarters	• Houston, Texas (Delaware Incorporated)
Key Partners	• Investors: Circulate Capital, CDFO (Trafigura founder's family office), MIH Capital Management, Prospect Innovation, Francis Family Office, Prismecs, New Dawn Holdings and others • Key Commercial Relationships: Glencore, ACME, STC, Volvo, Gold Star, OM Commodities, SPIRO, Mel Metal, GSI Environmental, NREL, Worley and others • Offtake: Glencore (15-year global contract)


GREENLEAD™

GreenLead™



Lithium Carbonate



Graphite



Plastic

ACE Green Recycling

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Ace has a team of over 44 technologists and recycling & mining business experts



Nishchay Chadha

CEO

- 19 years in **recycling, global trading, mining, supply chain**
- Asia Pacific & Middle East **head for lead/zinc** & India/MENA for **scrap metals at Trafigura**
- **Senior global positions** in **Vedanta** & 2 **startups**
- Bachelor of Technology in Mining Engineering from **IIT (ISM) Dhanbad** and MBA in Finance, Strategy & Leadership from **ISB, Hyderabad**



Teodoro Alban

CFO

- 26 years in **finance & treasury, M&A** and business development
- **CFO position** at **Acclaim Energy and Rotary Drilling Tools, Inc**
- Bachelor of Science in Mechanical Engineering from Brown University & Master of Finance from London Business SchoolDe



Vipin Tyagi

CTO

- 12 years in **battery materials cleantech recycling**
- **PhD in Mechanical Engineering** from **Texas A&M University** and Bachelor of Technology in Mechanical Engineering from **IIT Bombay**
- Co-authored several peer reviewed journal and conference publications
- Ex **Merrill Lynch** Trader, USA



Siddharth Roy

Business Director

- 15 years **in base & precious metals, recycling, international trading, and logistics**
- Hindustan zinc manager APAC
- Startups – global head of lead & zinc



Farid Ahmed

VP – Business Development

- 30+ years in the **metals sector** with deep ties to industry players across the globe
- Recognized as a global thought leader in commercial intelligence for **battery materials, energy, metals, and mining**



Aaron Wee

VP Strategy & Investments

- 10+ years in **investments, M&A, and consulting**
- Extensive VC experience in digital technology, web infrastructure, and blockchain



Eric de Compiegne

SVP – European Operations

- 20+ years experience in **maritime logistics, offshore renewable energy, and decarbonization**
- **Managed large-scale industrial and infrastructure projects** across Europe, the Americas, and Asia
- **Director of Operations at EnergieIP**, a energy management platform for smart buildings (since acquired by ACOME)

ACE Green Recycling

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8 With minimal capital deployment, Ace expects to have a global footprint by 2026 Ace is aiming for strong growth and displays a clear path to profitability through its hybrid deployment strategy Flagship Facility - Silsbee, Texas • Solely - owned and operated • Lead (Phase I) and LFP (Phase II) battery recycling • In permitting stage, anticipated launch in 2026 Headquarters - Houston, Texas Operating lithium Operating lead Planned lithium Planned lead Taiwan Facility • Licensed with ACME • Lead battery recycling • Commercially operating India Facility • Solely - owned and operated • LFP battery recycling • Commercially operating pilot Armenia / Georgia Facility • Licensed • Lead and Lithium battery recycling • Anticipated launches in Q4 2025

Ace is developing and building out its flagship U.S. recycling facility in Silsbee, Texas

Model	Solely-Owned & Operated		
Phase	1A	1B	2
Battery Feedstock	Lead	Lead	Lithium – LFP
Stage	New	Modular Expansion	New
Anticipated Launch	H1 2026	2027	2027
Initial Volume (equivalent Scrap Batteries in MT/year)	30,000	100,000	5,000
Feedstock	OMC (OM Commodities)	GSM (Gold Star Metals)	GLENCORE

Why Texas?

- Issued EPA ID to handle batteries in Texas
- **Leased location with suitable zoning, industrial power supply, and workforce availability**
- Strategically located near feedstock providers, key U.S. manufacturers and end customers, and well-established freight systems (port, rail, trucking)
- Proximity to Ace HQ

Anticipated Outcomes

- **Full control over plant capacities** and products to showcase and build future partnerships
- **First commercial GREENLEAD® recycling facility** in the U.S.
- **First commercial LFP battery recycling facility** outside China
- Support Ace **achieve profitability in 2026**

Two Phase Strategy

- **Phase I LAB:** Capitalize on existing shortage of LAB recycling, higher relative battery recycling margins, and continued tightening of regulatory standards on smelters
- **Phase II LIB:** Secure advance permits for electronics recycling and future recycling for EV, data centers, and energy storage

ACE Green Recycling

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The ACE Flagship Battery Recycling Facility



ACE Texas Phase I projected annual run rate

18,450 metric tons (~$40M Revenue)[1]

(equivalent to 1.32% of domestic consumption)[2]

Existing partnerships are sufficient to cover over **2x of Phase I requirements**

OMC OM COMMODITIES | GSM Gold Star Metals

Existing offtake agreement can cover over **3.3x of Phase I capacity**

GLENCORE

Phase I machinery CAPEX: $~23 million | **Steady state EBITDA:** $~ 8.5 million[1]

Phase II machinery CAPEX: $~50 million | **Steady state EBITDA:** $~25 million (incremental)[1]



Silsbee, TX
El Paso
Lubbock
San Antonio
Laredo
Corpus Christi

Strategically located

Scalable industrial facility

Direct rail access for feedstock and offtake delivery

Permitting support provided by:

GSI ENVIRONMENTAL

Direct rail access to ACE facility

- Silsbee is a major rail junction between the ports of Houston and Beaumont
- **Accessible to major U.S. rail, trucking, and water transport networks**
- Close proximity to feedstock collection points

2025 Development Launch

Location secured in Q2

Permitting underway as of Q2 (completed by YE)

Anticipated delivery of recycling equipment in Q4

2026 Anticipated Phase I Commercial Launch

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(1) Company estimates at 30,00 metric tons equivalent of scrap batteries per year; (2) Wood Mackenzie, Commodity Market Report Global lead strategic planning outlook — Q1 2024, Mar. 29, 2024

Circular supply chain of batteries in the United States



Battery replacement businesses
Auto dealerships
Battery retailers
Local vendors
Imported lead
White labelled batteries
Battery OEMs
Supplies batteries to
Auto companies
Car owners
If battery replacement is required
If vehicle reaches end-of-life
Traders
Car shredders
Batteries sold to
Makes lead ingots and sells to
Waste aggregators
Batteries replaced and sold to
Smelters
ACE Green Recycling
Lead Recyclers

Lead consumption 2024[1]

1,800,000 metric tons

Lead battery market size 2024[2]

$11.7 – 13.6 billion

Lead battery scrap exports 2023[3]

$436 million

Raw lead imports 2023[4]

$1.3 billion

Lead battery imports 2023[5]

$3.1 billion

ACE Green Recycling

(1) CRU International, ILZSG, and Ace internal research; (2) Global Market Insights inc. and Grand View Research; (3) Observatory of Economic Complexity (4) Ibid, consisting of lead refined unwrought, lead unwrought containing mostly antimony, and lead unwrought, and excludes scrap lead; (5) Ibid

11

12 Significant blue - chip validation from leading metals, battery, and resources firms Feedstock Offtake • ACE and Glencore entered into a 15 - year offtake agreement for LIB & LAB materials • Will take effect upon commencement and completion of agreed owned & operated facility (lead and/or lithium) • Ongoing discussions for tech deployment at Glencore’s facilities • Multi - year LAB feedstock agreements with OM Commodities and Gold Star Metals • Collectively cover over 2x the anticipated Phase I capacity of ACE’s Silsbee, TX facility

13 Incumbent players have faced multiple plant closures Environmental pressures and industrial accidents are creating a difficult operating environment for traditional smelters North American lead production with highlighted significant plant closures 1 1,750 1,500 1,250 1,000 750 500 250 0 2,000 2,250 2,500 North American Pb production, kt Pb US Canada Mexico • All North American smelter closures have been a consequence of environmental pressure, except for the Canadian Belledune primary from asset rationalisation and the Florence secondary plant due to operational difficulties. • As a consequence of these closures, US production has fallen 20% during this period, while consumption has grown by 17%. • The fallout is a US market moving from nearly balanced in 1990 to now running a ½ million tonne annual deficit. Boss primary smelter closes (60 kt/a) Omaha primary smelter closes (65 kt/a) Glover primary smelter closes (125 kt/a) Herculaneum primary smelter closes (125 kt/a) Florence secondary smelter closes (80 kt/a) Vernon secondary smelter closes (90 kt/a) Frisco secondary smelter closes (65 kt/a) Belledune primary smelter closes (80 kt/a) Source: Wood Mackenzie, Commodity Market Report Global lead strategic planning outlook — Q1 2024, Mar. 29, 2024

14 Battery chemistries differ by application – for energy storage, mobility or personal devices - and in markets – where cheaper lead batteries (LAB) and (Lithium Ferro Phosphate) LFP batteries may be preferred over more expensive (Nickel Manganese Cobalt) NMC ones Battery materials across the chemistry spectrum will be required to ensure an electrified future in many diverse applications and markets Lithium - ion Battery Recycling Market by 2040 2 US$ 36.5B Lead Recycling Market by 2030 1 US$ 22.3B 0 1000 2000 3000 4000 5000 6000 7000 2030 2040 Available Lithium - ion Battery Material for Recycling (in kt) 2020 2025 Production Scrap End of Life 1 4 7 36.5 EV Battery Recycling Market Size (US $B) 2020 2025 2030 2040 5 10 15 20 25 30 35 40 2022 2023 2024 Market Size (US $B) 2025 2026 2027 2028 2029 2030 Recycling Market (US $B) Equivalent Tonnage (kt) (1) Wood Mackenzie, Commodity Market Report Global lead strategic planning outlook — Q1 2024, Mar. 29, 2024; (2) Adapted from McKinsey Batter Insights 2022

15 Mining alone is insufficient, pollutive, energy inefficient and expensive China is far ahead in the mining race, threatening to leave the U.S., Europe and India behind

16 Regulatory tailwinds are driving multi billion - dollar investments into urban mining, a.k.a. recycling We believe that the prioritization of a domestic supply chain will continue to catalyze the implementation of battery material recycling in the U.S. and Europe and ensure strong future demand for materials processed locally Target > 95% recovery rate on lead batteries Tightening tariff regime may drive scrap LAB prices down due to lack of domestic recycling capacity while improving premia on refined lead LIB “ Credit record ” system for managing solid waste, including LIBs Imposed strict legal liabilities for the unauthorized disposal of LIB waste ,Target recycling rate of 70% by 2025 Enhance the management system for LAB collection and transportation and incorporate solid waste management information system Target recycling rate of 63% by 2027 and 73% by 2031 for portable batteries and 51% by 2027 and 61% by 2031 for LMT batteries Between 90 % and 100 % of automotive LABs are recovered, with most member states reporting rates of 97 % and higher LIB Target recycling rate of 50% by 2027 and 80% by 2031 New EU regulatory framework for waste batteries adopted in 2024: • recycled content declaration requirement • CO 2 footprint declaration requirement • mandatory minimum levels of recycled content • material recovery target LIB Strong political tailwinds addressing national security and economic initiatives to develop domestic supply chain and feedstock and battery production away from traditional sources in Asia Well defined legal framework for the disposal of hazardous solid waste • Regulatory requirement that automotive, electronic, and OEM manufacturers recapture and recycle battery materials LAB LAB LAB

17 Traditional vs Ace: the differences are CLEAR Typical Recycling Smelters Ace Green Facility

18 Ace Green Recycling – Lead battery recycling USPs Dependence on Ace Ease of Deployment No Smelting or Slag Dumping – Ease of Permitting “GREENLEAD®” Recovery • Proprietary chemicals lock customers in with Ace for long - term deals for licensing & JV business models, providing a recurring source of revenues • Low - cost modules allow customers to set up commercial pilot for less than US $0.5M and seamlessly transition from existing operations • Replaces legacy smelting, which faces significant regulatory pressure • Developed market customers facing shutdowns of existing polluting facilities • Fully electrified process with zero Scope 1 carbon emissions • Recovers 99% of battery - grade lead • Safer operator conditions allow for continuous production

Ace Green Recycling – Lithium battery recycling USPs

"LithiumFirst™" Recovery

- **Proprietary process** built in-house by Ace
- **>98% purity lithium carbonate**
- **Fully electrified process** with relatively low energy requirements
- **High IP defensibility** independent of legacy technologies

Modularity

- **Significant reduction in initial CapEx** (~40% savings)
- **Lower minimum viable facility size** (5,000 MT/year)
- **Enables phased growth** to meet growing market needs

No Water Dumping – Ease of Permitting

- **Closed loop water cycle and zero Scope 1 carbon emissions,** allow for easier permitting
- Ace already **working with regulatory agencies** to establish recycling standards

Battery Agnostic

- Proven ability to **recycle all commercially-available** lithium batteries (NMC, LFP, etc.)
- **Not dependent on OEM waste** for feedstock or customer base

ACE Green Recycling
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20 Both Ace’s lithium and lead battery recycling tech has 3 rd - party validation from Ace technology has proven its credentials commercially by processing 4.7 million lbs of LFP, NMC and lead batteries with zero toxic waste dumping or smelting Source: Company information. Successfully processed over 700,000 lbs of LFP & NMC scrap Overall recoveries of > 90%; NMC salt recoveries of > 99%; lithium recoveries of > 70% Graphite recoveries of > 90% Products accepted by U.S., European, and Asian players Lithium Highlights Successfully processed over 4 million lbs from Luminous (Schneider Electric) and at ACME Produced 99.98+% purity battery - grade lead Purities exceed London Metals Exchange standards In process of setting up facilities in USA (Ace owned) and Armenia (tech license) Lead Highlights

21 (1) Audited revenues for FY 2024 ending March 2024; (2) Ace management targets 5 - Year Target 2 FY 2024 Description Revenue Source 30% 3.7% • Capture full economics and recognize full margin, powered by Ace’s recycling technology • Establish Texas facility as flagship for Ace lead (Phase I) and LFP lithium (Phase II) battery recycling • New source of Ace revenue growth in and beyond FY 2026 Solely - Owned & Operated Facilities 40% 1.4% • Enter new geographies with limited investment and operational footprint • Establish key strategic relationships (upstream and downstream) • Served as low - cost R&D programs to optimize technical processes and infrastructure requirements • Proved modular system at commercial scale JV Ownership and Licensing Fees 30% 94.9% • Trade, source, and supply lead and lithium feedstock to affiliate and 3rd – party facilities ‒ Battery collection, battery tolling, black mass tolling, unrefined lead and black mass sales • Establish key strategic relationships (upstream) • Supply proprietary chemical mix critical to Ace’s green recycling technology • Source of recurring revenues and a foundational source of R&D working capital Supply Chain Leveraging over a decade of experience and tech development for future growth $24.1 million 1

Investment Summary: Leading the future of sustainable battery recycling

Compelling Market Opportunity

- *$22.3 billion lead battery recycling market by 2030*[1]
- *$36.5 billion lithium battery recycling market by 2040*[2]
- *Regulatory tailwinds driving adoption*

Validated Green Technology Platform

- *Zero Scope 1 carbon emissions, environmentally superior process*
- *Commercial operations proven across multiple facilities*
- *Substantially lower CapEx enables rapid market capture*
- *Protected by comprehensive IP portfolio (109+ patent filings)*

Near-Term Value Catalysts

- *Texas facility launch in H1 2026 (lead) and H2 2026 (lithium)*
- *First GREENLEAD® and LFP recycling* facility *in the U.S.*
- *Glencore 15-year offtake agreement*
- *Anticipated path to profitability by 2026*

Key Investment Highlights

- *$24.1 million current revenue*
- *Multiple revenue streams: operations, licensing, supply chain*
- *Capital-efficient expansion model*
- *Experienced management team with proven execution*

ACE Green Recycling

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(1) Wood Mackenzie, Commodity Market Report Global lead strategic planning outlook — Q1 2024, Mar. 29, 2024; (2) Adapted from McKinsey Batter Insights 2022

Appendix

Anticipated timeline of Texas facility

H1 2025

- Secure Silsbee, TX facility and commence permitting process
- Order Phase 1A GREENLEAD® recycling equipment

H2 2025

- Lead equipment delivery commencement
- Inspections and operational approvals for lead facility

H1 2026

- Commercial launch of Phase 1A lead facility
- Inspections and operational approvals for lithium facility

H2 2026

- Order Phase 1B GREENLEAD® recycling equipment
- Order Phase 2 LithiumFirst™ LFP recycling equipment
- LFP equipment delivery

H1 2027

- Commercial launch of Phase 1B lead expansion
- LFP equipment delivery

H2 2027

- Steady state production of Phase 1B achieved
- Commercial launch of Phase 2 LFP lithium facility

Specific to Phase I – Lead recycling capabilities

Specific to Phase II – Lithium recycling capabilities

ACE Green Recycling

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Ace Green vs. conventional lead recovery

		GREENLEAD® LAB Technology (ACE Green Recycling)	*Traditional Smelting*
Energy Source	Energy requirement	**Low**	High
	Renewable power	**Yes**	No
Operations	Operating environment	**Room temperature**	> 1000 °C
	Modular	**Yes**	No
	EHS risk	**Low to none**	High
Environmental Impact	Scope 1 carbon emissions	**Zero**	0.5-1 kg/kg battery
	Oxygen release	**43 kg/1000 kg battery**	No
	Toxic waste creation	**Very low volume**	5x higher volume
%	Lead metal recovery %	**99+%**	95%-97%

Source: Ace Company information.

ACE Green Recycling
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Ace Green vs. conventional lithium recovery

		Ace Lithium Tech ACE Green Recycling	*Pyrometallurgy*	*Standard Hydro Process (Solvent Extraction)*
Operations	Minimum viable plant size	**5,000 Tons PA**	**50,000 Tons PA+**	**20,000 Tons PA+**
	NMC battery recycling	**Yes**	Yes	Yes
	LFP battery recycling	**Yes**	No	Emerging
	Lithium recovery	**75%***	None	30-75%
	Graphite recovery	**Yes**	None	Yes
	Output flexibility	**Yes**	No (metal only)	No
Environmental Impact	Scope 1 carbon emissions	**None**	High	High
	Solid waste generation	**None**	High	Medium
	Liquid effluents	**None**	Low	High
Planning Efficiency	Intellectual property defensibility	**High**	Very low	Very low
	Relative energy requirements	**Low**	High	Low
	Long term ease of permitting	**High**	Low (landfilling & emissions)	Low (liquid effluents)

ACE Green Recycling

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Source: Ace Company information; *Lithium recovery is expected to be up to 75% with deployment of newer equipment (a part of capital raise) and continued R&D.

27 Ace is ready to scale globally with a vast network of supply chain partners, ongoing discussions or potential partners with past relationships Select Partners Industrial Associations Select Research Partners